CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report included herein dated August 10, 2008 (Except for Note 1, which is dated October 7, 2008 and December 24, 2008) with respect to the balance sheets of NIVS IntelliMedia Technology Group, Inc. as of December 31, 2007 and 2006 and the related statements of operations, shareholders’ equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2007. We also consent to the reference of our Firm’s name under the caption “Experts” in such Registration Statement and related prospectus.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: March 25, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report included herein dated January 30, 2009 with respect to the condensed Parent only balance sheet of NIVS IntelliMedia Technology Group, Inc. as of December 31, 2007 and the related condensed Parent only statements of operations and cash flows for the period January 3, 2007 (inception) to December 31, 2007 included in Footnote 26 to the Consolidated Financial Statements of NIVS IntelliMedia Technology Group, Inc.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: March 25, 2009